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                                                                  EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 7 February, 2001 with respect to the financial statements of Westrail Freight Division, included in Genesee & Wyoming Inc.'s Current Report on Form 8-K dated March 2, 2001 incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-73026) of Genesee & Wyoming Inc.

/S/ ERNST & YOUNG
ERNST & YOUNG

/s/ GH Meyerowitz
GH Meyerowitz
Partner

28 November, 2001
Perth, Australia